Exhibit 99.1

PRESS RELEASE

GS FINANCIAL CORP. DECLARES DIVIDEND
(NASDAQ: “GSLA”)

Metairie, Louisiana, January 20, 2010

Metairie, Louisiana – Albert J. Zahn, Jr., Chairman of the Board of Directors of GS Financial Corp.  (Nasdaq: “GSLA”), holding company for Guaranty Savings Bank, announced that the Board of Directors, at its meeting on January 19, 2010, declared a quarterly cash dividend of $.10 per share.  The dividend is payable to shareholders of record as of February 1, 2010 and will be paid on February 12, 2010.

GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings Bank, a Louisiana chartered savings association, in the metropolitan New Orleans area.

Contact:    GS Financial Corp.
             Stephen E. Wessel, President and CEO
             Lettie Moll, Vice President and Corporate Secretary
       (504) 457-6220